UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 01, 2025

The Boston Beer Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	001-14092	04-3284048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Design Center Place Suite 850
Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 368-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock. $0.01 par value	SAM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of President and Chief Executive Officer

The Boston Beer Company, Inc. (the “Company”) announced today that Michael Spillane has decided to step down from his position of President and Chief Executive Officer, effective August 15, 2025, and as noted in more detail below he will remain in an advisory role with the Company through March 31, 2026. Mr. Spillane has led the Company as CEO since March 2024 and has served on the Board since 2016. He will remain as a non-independent member of the Board of Directors through his current term that expires at the Company’s 2026 Annual Meeting. Whether Mr. Spillane will stand for reelection to the Board at the Company’s 2026 Annual Meeting will be determined at a later date. Should he be nominated and elected at the 2026 Annual Meeting, Mr. Spillane would be eligible for the same levels of compensation as other non-employee Directors.

Mr. Spillane informed the Board that his decision to step down was for personal reasons and was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

He will be succeeded as President and CEO by C. James Koch, the Company’s Founder and Chairman. As the Company’s President and CEO, Mr. Koch will also serve as President of each of the Company’s subsidiaries. Mr. Koch will continue to serve as Chairman of the Board and will stand for reelection at the Company’s 2026 Annual Meeting. Mr. Koch formerly served as the Company’s President and CEO from its founding in 1984 through January 2001. He will re-assume the position of President and CEO on August 16, 2025. Mr. Koch’s compensation as President and CEO will remain as previously reported and will not be adjusted as a result of assuming the new role.

Outgoing CEO Agreement

Effective on August 1, 2025, Mr. Spillane entered into an agreement (the “Transition Agreement”) with the Company that details the financial and other principal matters that will govern Mr. Spillane’s continuing relationship with the Company through March 31, 2026. The provisions of the Transition Agreement were approved by the Board of Directors and the Compensation Committee of the Board of Directors on August 1, 2025. A copy of the agreement is attached hereto as Exhibit 10.1.

Mr. Spillane will remain as a salaried employee of the Company through November 15, 2025, and will then be engaged by the Company in an advisory role, as a consultant, during the period from November 16, 2025 through March 31, 2026. His compensation through November 15, 2025 will be at the annual rate of $905,000, which is his current annual salary. His compensation as an advisor will be $10,000 per quarter, with his fourth quarter 2025 advisory compensation pro-rated from November 16, 2025 to December 31, 2025.

At its meeting on February 5, 2025 and as reported in the Current Report on Form 8-K filed by the Company on February 11, 2025, the Compensation Committee set Mr. Spillane’s bonus target for 120% of salary. The Transition Agreement effectively limits his covered salary to the salary earned by him while President and CEO through August 15, 2025. The amount of his 2025 bonus will be dependent upon the Company’s results pursuant to its bonus scale and will be determined by the Compensation Committee as part of its standard procedures in February 2026.

As a consequence of his continuing advisory relationship with the Company, prior year equity grants will continue to vest subject to and in accordance with their respective terms through March of 2026. In the Transition Agreement, the Company has agreed not to terminate Mr. Spillane’s relationship with the Company prior to March 31, 2026, except in the event of the occurrence of certain events described in the Transition Agreement.

Mr. Spillane is not eligible for further equity grants.

Mr. Spillane will continue to participate through November 15, 2025 in all of the various fringe benefits and perquisites that he currently enjoys, on the same basis as such benefirts and perquisites are currently provided, subject only to such changes as may be adopted by the Company and apply to all executive officers of the Company. His rights to elect continued health care coverage under COBRA take effect as of November 16, 2025. Provided he remains eligible for and timely elects to continue receiving group medical insurance pursuant to COBRA, the Company will continue to pay, or reimburse him for during the period November 15, 2025 through August 16, 2026, or until he has secured other employment or is no longer eligible for coverage under COBRA, whichever occurs first, the portion of the premium for the cost of health coverage under COBRA in excess of the active-employee portion of such premium paid by him as of November 16, 2025, payable on a monthly basis during such period.

Mr. Spillane’s responsibilities through March 31, 2026, after he steps down as President and CEO, are to advise Mr. Koch on such matters as they may mutually agree.

Pursuant to the Transition Agreement, Mr. Spillane has also confirmed his obligations under the Executive Employee Restrictive Covenant Agreement (the “Covenants”) that was executed by him when he accepted the role of President and CEO. The Covenants are more fully described in the Current Report on Form 8-K filed by the Company on February 27, 2025.

The Transition Agreement also contains mutual releases and non-disparagement provisions.

Press Release

The Company issued a press release announcing Mr. Spillane’s resignation and Mr. Koch’s appointment as President and CEO on August 1, 2025, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Transition Agreement governing Mr. Spillane’s ongoing relationship with the Company, dated August 1, 2025
99.1	Press Release announcing Mr. Spillane’s resignation and Mr. Koch’s appointment as President and CEO, dated August 1, 2025
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.

Date:	August 1, 2025	By:	/s/ C. James Koch
Name: C. James Koch Title: Founder & Chairman